002 The Putnam Fund for Growth and Income attachment
10/31/05 Annual

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the year ended October 31, 2005, Putnam Management has
assumed $196,475 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 (000s omitted)

Class A	154,713
Class B	16,356
Class C	544

72DD2 (000s omitted)

Class M	1,083
Class R	5
Class Y	25,339

72EE (000s omitted)

Class A	15,807
Class B	3,562
Class C	135
Class M	175
Class R	1
Class Y	1,834

73A1

Class A	0.2431
Class B	0.0951
Class C	0.0951

73A2

Class M	0.1441
Class R	0.2111
Class Y	0.2921

74U1 (000s omitted)

Class A	598,173
Class B	126,887
Class C	5,063

74U2 (000s omitted)

Class M	6,398
Class R	38
Class Y	67,996

74V1

Class A	19.42
Class B	19.13
Class C	19.34

74V2

Class M	19.29
Class R	19.36
Class Y	19.46